Exhibit 10.13

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AT THE TIME AMENDED, OR IN CONFORMITY WITH THE LIMITATIONS OR RULE 144 OR SIMILAR RULE AS THEN IN EFFECT UNDER SUCH ACT, OR UNLESS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE WITH RESPECT THERETO.

ALENTUS CORPORATION

SUBORDINATE CONVERTIBLE PROMISSORY NOTE

$125,000.00	September 2, 2010

1.

FOR VALUE RECEIVED, the undersigned ALENTUS CORPORATION (the “Company” or “Borrower”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to Gerova Asset Backed Holdings LP or its registered assigns (each a “Holder” or “Lender”), the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000.00 USD) as follows:

2.

Maturity.  This Note shall become fully due and payable on March 1, 2018 (“Maturity Date”).

3.

Interest.  The outstanding principal amount of the loan shall bear interest at a rate of four percent (4%) per annum.  The Borrower shall pay interest on the outstanding principal balance of the loan at the foregoing rate monthly in arrears on the first day of each month, with the first six months being interest free. Interest shall be computed on the basis of a 360-day year over the actual number of days elapsed during the interest only payment period. During the amortization payoff period the interest will be calculated using standard amortization principals.

(a)

Interest Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Borrower shall on demand pay interest, to the extent permitted by law, on the unpaid loan balance at a rate per annum equal to eight percent (8%), but in no event in excess of the maximum rate permitted by applicable law.

4.

Repayment.  Payments shall be made at the offices of the Holder or such other place as may be designated from time to time by the Holder in writing.  This Note may be prepaid in whole or in part at any time without penalty or fee. See Schedule A for expected payment schedule.

(a)

The loan is without interest for six months, followed by interest only for 24 months, followed by a five year amortization.

(b)

During the five year installment amortization period the outstanding principal sum of the loan, including interest thereon, shall be repaid in sixty (60) equal monthly installments on the balance outstanding.

5.

Conversion Rights and Obligations.

(a)

Voluntary to Common Stock. The Holder shall have the right for as long as the loan is outstanding to convert the outstanding balance of the Note into common stock of the Company at 7 cents ($0.07 USD) per share. If the Note is converted then no additional interest shall be accrued on that portion which is converted.

(b)

Mandatory to Preferred Stock. The Holder shall be required to convert a principal amount of this Note to the Company’s Series C-2 Preferred Stock that is equal to the dollar amount of new Company Preferred stock funds raised. The conversion is on a dollar for dollar face value basis. If the Note is converted then no additional interest shall be accrued on that portion which is converted.

The Common Stock and Series C-2 Preferred Stock into which this Note may be converted shall be protected from (i) adjustments to conversion prices for stock splits, stock dividends and subdivisions of common stock, (ii) adjustments to conversion prices for reverse stock splits and combinations of common stock and (iii) adjustments for reclassification and reorganization as provided in the Company’s Articles of Incorporation Article 3 which defines the Company’s equity instruments.

6.

Investor Qualifications. Accredited investors only, as defined under Regulation D. By signing this agreement, investor is representing themselves as an accredited investor.

7.

 Selling Agent Compensation. No selling agent is involved in this transaction.

8.

Representations and Warranties.  The Company represents and warrants to the Holder as set forth below:

(a)

Corporate Power and Authority.  The Company has all requisite corporate power to issue this Note and to carry out the terms hereof.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the execution, delivery and performance of the obligations of the Company under this Note has been taken, and this Note when executed and delivered by the Company shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(b)

No Default.  The execution, delivery and performance of this Note by the Company will not result in any violation, breach, or default of any term of provision of its Certificate of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which its property is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company.  The execution, delivery and performance of this Note will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

9.

Events of Default.  Each of the following shall be an “Event of Default”:

(a)

the Company’s failure to pay or perform any obligation, liability or indebtedness of the Company to the Holder under this Note or any other note as and when due;

(b)

the commencement of a proceeding by or against the Company for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion), which proceeding is not discharged within thirty (30) days after such commencement;

(c)

the appointment of a custodian, trustee, liquidator or receiver for a material portion of the property of the Company, which trustee is not discharged within thirty (30) days after such appointment;

(d)

an assignment for the benefit of creditors of a material portion of the property of the Company; or

(e)

the filing of a petition under bankruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Company, which petition is not discharged within thirty (30) days after such filing.

10.

Remedies on Defaults, Etc.

(a)

Acceleration.  If an Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  The Holder by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)

Other Remedies.  If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Note or to enforce the performance of any provision of the Note.  A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

(c)

Waiver of Past Defaults.  The Holder by notice to the Company may waive an existing Default or Event of Default and its consequences. A waiver of a Default or Event of Default by the Holder will not be deemed to be a waiver of any subsequent Default or Event of Default, as applicable.

11.

Successor and Assigns.  The term of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Company and the Holder; provided that the rights, obligations, covenants and agreements of the Company under this Note may not be assigned or delegated, as applicable, without the written consent of the Holder.  In the event of any such transfer and assignment of this Note, the Company shall, upon surrender of this Note to the Company, execute and deliver in exchange therefore a new Note.  Each such new Note shall be dated so that there will be no loss of interest on the surrendered Note and registered in the name of such person as the Holder of the surrendered Note may request.

12.

Notices.  All notices and other communications with respect to this Note shall be in writing and shall be sent by hand delivery, receipt acknowledged, or by facsimile transmission, as follows:

(a)

If to the Holder, to:

Gerova Asset Backed Holdings LP

41 Madison Avenue

New York, New York 10010

(b)

If to the Company, to:

Alentus Corporation

25 Enterprise Dr, Suite 200

Aliso Viejo, California  92656

Attention:  William King, CEO

13.

Modifications and Amendments.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Company and the Holder.

14.

Governing Law.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

15.

Lost, Mutilated or Stolen Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note or cancellation to the Company or its principal office, the Company will execute and deliver, in lieu thereof, a new Note of like tenor containing the same terms as this Note, dated so that there with no loss of interest on each lost, stolen, destroyed or mutilated Note.  Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose.

16.

Headings.  Paragraph headings used in this Note are for convenience of reference only, are not part of this Note and are not to affect the construction of, or to be taken into consideration in interpreting, this Note.

17.

Severability.  If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Note shall remain in full force and effect.

*     *     *

IN WITNESS WHEREOF, the undersigned party has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

Borrower: ALENTUS CORPORATION

By: /s/ William A. King

Name: William A. King

Title:  Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has duly executed this Note Agreement and agrees to the terms hereof.

Lender: Gerova Asset Backed Holdings LP

By: ASSAC General Partner Inc., its general partner

By: ____________________________________________

Name: _________________________________________

Title: __________________________________________

attached: Schedule A. Expected Payment Table

Schedule A. Expected Payment Table Interest Only Period

Schedule A. Expected Payment Table Amortization Period